EXHIBIT 3.50

W. Fox McKeithen Secretary of State	ARTICLES OF ORGANIZATION (R.S. 12:1301)
	Domestic Limited Liability Company Enclose $60.00 filing fee Make remittance payable to Secretary of State Do not send cash	Return to:	Commercial Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sec.state.la.us

STATE OF	Ohio	Check one:	☒ Business ☐ Nonprofit

PARISH/COUNTY OF	Cuyahoga	FOX McKEITHEN
SECRETARY OF STATE
1. The name of this limited liability company is:	Jalou Magic L.L.C.	RECEIVED & FILED
DATE MAY 24, 2002
2. This company is formed for the purpose of: (check one)

☒	Engaging in any lawful activity for which limited liability companies may be formed.

☐
(use for limiting activity)

3. The duration of this limited liability company is: (may be perpetual)	perpetual

4. Other provisions:

Signatures:

/s/ Stanley R. Gorom, III
Stanley R. Gorom, III, Incorporator

Sworn to and subscribe before me, the undersigned Notary Public, on this date:	5/23/02

/s/ Jennifer L. Garberid
Notary
Jennifer L. Garberid
Commission Expires 4/8/07